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                                                                 Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-25295 and Form S-8 No. 33-76846) of Manufactured Home Communities, Inc., of our report dated January 28, 1998, except for Note 15, as to which the date is February 23, 1998, with respect to the consolidated financial statements and schedules of Manufactured Home Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Chicago, Illinois
December 3, 1998